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                                                                   EXHIBIT 12.1

                            OLYMPIC FINANCIAL LTD.
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)


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
                                                                                                                       PERIOD FROM
                                                                                                                      MARCH 8, 1990
                                           SIX MONTHS ENDED                                             SIX MONTHS       (DATE OF
                                                 JUNE 30,            YEAR ENDED DECEMBER 31,               ENDED      INCORPORATION)
                                          ------------------  --------------------------------------    DECEMBER 31,    TO JUNE 30,
                                            1996      1995      1995      1994      1993      1992          1991           1991
                                          --------  --------  --------  --------  --------  --------    ------------  --------------
COMPUTATION OF INCOME:
Income (loss) before income taxes and
  extraordinary item . . . . . . . . . .  $41,637   $16,769   $48,835   $  6,030  $  1,395  ($1,342)      ($1,158)       ($1,525)
Capitalized interest . . . . . . . . . .       --        --        --         --        --       --            --             --
                                          --------  --------  --------  --------  --------  --------    ------------  --------------
Income before income taxes and
  capitalized interest . . . . . . . . .   41,637    16,769    48,835      6,030     1,395   (1,342)       (1,158)       (1,525)
Fixed charges. . . . . . . . . . . . . .   12,507     6,682    17,789      5,670     1,946      896            96           191
                                          --------  --------  --------  --------  --------  --------    ------------  --------------
Total income (loss) for computation  . .  $54,144   $23,451   $66,624   $ 11,700  $  3,341    ($446)      ($1,062)      ($1,334)
                                          --------  --------  --------  --------  --------  --------    ------------  --------------
                                          --------  --------  --------  --------  --------  --------    ------------  --------------
COMPUTATION OF FIXED CHARGES:

Portion of rentals deemed
  representative of interest (a) . . . .  $   558    $  263   $   614   $    284  $    129   $    68     $    24       $    30
INTEREST:
Interest on long-term debt . . . . . .     10,209     5,966    15,529      5,254     1,734       740          --            --
Interest other than funding of purchase
  of auto loans. . . . . . . . . . . .      1,169       285       945        112        63        70          70            58
Amortization of debt
  placement. . . . . . . . . . . . . .        571       168       701         20        20        18           2           103
Capitalized interest . . . . . . . . .         --        --        --         --        --        --          --            --
                                          --------  --------  --------  --------  --------  --------    ------------  --------------
Total fixed charges  . . . . . . . . .    $12,507   $  6,682  $ 17,789  $  5,670  $  1,946  $    896    $     96      $    191
                                          --------  --------  --------  --------  --------  --------    ------------  --------------
                                          --------  --------  --------  --------  --------  --------    ------------  --------------
Ratio of earnings to fixed
  charges. . . . . . . . . . . . . . .      4.33x     3.51x     3.75x     2.06x     1.72x         --          --            --
Deficiency in earnings to fixed
  charges. . . . . . . . . . . . . . .         --       --         --       --         --   ($1,342)      ($1,158)      ($1,525)
ADDITIONAL INFORMATION:
Net rental expense . . . . . . . . . .    $  1,675  $   791   $  1,842  $   861   $    391  $    207    $      73      $     91
                                          --------  --------  --------  --------  --------  --------    ------------  --------------
                                          --------  --------  --------  --------  --------  --------    ------------  --------------

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(a)   Portion of rental deemed representative of interest equals one third of rental expense.